UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2023

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Purchase and Sale Agreement

On September 15, 2023, iBio CDMO LLC (“iBio CDMO”), a subsidiary of iBio, Inc. (the “Company”), entered into a purchase and sale agreement, dated as of September 15, 2023 (the “Purchase and Sale Agreement”) with Majestic Realty Co., a California corporation (“Majestic Realty”), pursuant to which iBio CDMO agreed to sell to Majestic Realty its cGMP biologics manufacturing facility located in Bryan, TX consisting of: (i) the ground leasehold estate and interest held under the Ground Lease Agreement, dated March 8, 2010, as amended by an Estoppel Certificate and Amendment to Ground Lease Agreement, dated as of December 22, 2015, between iBio CDMO (as assignee from College Station Investors LLC) and The Board of Regents of the Texas A&M University System (together, the “Ground Lease”), related to 21.401 acres in Brazos County, Texas land (the “Land”); (ii) the buildings, parking areas, improvements, and fixtures situated on the Land (the “Improvements”); (iii) all iBio CDMO’s right, title, and interest in and to furniture, personal property, machinery, apparatus, and equipment owned and currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively, the “Personal Property”); (iv) all iBio CDMO’s rights under the contracts and agreements relating to the operation or maintenance of the Land, Improvements or Personal Property which extend beyond the closing date (the “Contracts”); and (v) all iBio CDMO’s rights in intangible assets of any nature relating to any or all of the Land, the Improvements and the Personal Property (the “Intangibles”; and together with the Ground Lease, Improvements and Personal Property, collectively, the “Property”).

The Purchase and Sale Agreement provides that the Property will be sold to Majestic Realty for a purchase price of $17,250,000 (the “Purchase Price”). The closing of the sale of the Property is to occur, with time being of the essence, on December 1, 2023, or such other date as mutually agreed.  Pursuant to the terms of the Purchase and Sale Agreement, Majestic Realty deposited with a title company (the “Escrow Agent”) $200,000 as an earnest money deposit. Majestic Realty will also be afforded access to the Property to conduct a due diligence review of its condition.

The closing is subject to certain closing conditions, including: (i) Majestic Realty’s delivery to iBio CDMO and the Escrow Agent of written notice of its approval of the condition of the Property (the “Property Approval Notice”) on or before 5:00 p.m. Central time on October 16, 2023 (the “Due Diligence Deadline”); (ii) Majestic Realty obtaining the approval of The Board of Regents of the Texas A&M University System of Majestic Realty’s purchase from it of the fee interest in the Land (the “TAMU Approval”) on or before 5:00 p.m. Central time on November 13, 2023 (the “TAMU Approval Deadline”); and (iii) the delivery at closing by the title company of a title policy to Majestic Realty in the amount of the Purchase Price.

There can be no assurance that the closing conditions for the sale of the Property will be satisfied. If the Property Approval Notice is not given prior to the Due Diligence Deadline or Majestic Realty is unable to obtain the TAMU Approval by the TAMU Approval Deadline, Majestic Realty will be deemed to have elected to terminate the Purchase and Sale Agreement.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is unaudited pro forma financial information of the Company as of March 31, 2023 and for the nine-month period ended March 31, 2023, and the year ended June 30, 2022, giving effect to the disposition of the Property.

Sixth Amendment to Credit Agreement

On September 18, 2023, iBio CDMO and Woodforest National Bank entered into the Sixth Amendment (the “Sixth Amendment”) to that certain Credit Agreement, dated November 1, 2021, as previously amended as of October 11, 2022, February 9, 2023, February 20, 2023, March 24, 2023 and May 10, 2023 (the “Credit Agreement”), to amend the Credit Agreement to: (i) set the maturity date of the term loan to the earlier of (a) December 31, 2023, or (b) the acceleration of maturity of the term loan in accordance with the Credit Agreement, (ii) provide that iBio CDMO will, immediately upon receipt of the proceeds of the sale of the Property, apply the net proceeds to satisfy all outstanding obligations under the term loan, and to the extent such net proceeds are sufficient, to pay off the term loan, and (iii) change the annual filing requirement solely for the fiscal year ending June 30, 2023, such that the filing is acceptable with or without a “going concern” designation; provided that (a) iBio CDMO shall deliver an executed copy of the Purchase and Sale Agreement for the sale of the Facility within one business day after entry into the Sixth Amendment, and (b) if the Facility is not sold on or before December 1, 2023, iBio CDMO will pay a fee in the amount of $20,000 upon the earlier of the date of the closing or the maturity date.

The foregoing descriptions of the Purchase and Sale Agreement and Sixth Amendment to the Credit Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.02 Results of operations and financial condition

The Company’s audited consolidated financial statements for the twelve months ending June 30, 2023, are not yet available. The Company’s expectations with respect to our audited results for the period discussed below are based upon management estimates. The estimates set forth below were prepared based upon a number of assumptions, estimates and business decisions that are inherently subject to significant business and economic conditions and competitive uncertainties and contingencies, many of which are beyond the Company’s control. This summary is not meant to be a comprehensive statement of the Company’s unaudited financial results for this period and, although we do not expect actual result to differ materially from the preliminary estimates discussed below, our actual results may differ from these estimates.

On a preliminary unaudited basis, the Company expects net loss from continuing operations for the twelve months ending June 30, 2023, to be between $29.0 million and $29.5 million, as compared to a net loss from continuing operations of $29.6 million for the prior twelve months ending June 30, 2022, which included approximately $1.9 million of revenue mainly related to license income resulting from the settlement of litigation. Cash at June 30, 2023 was approximately $7.6 million, including approximately $3.3 million of restricted cash as compared to $28.7 million, including $6 million of restricted cash at June 30, 2022. The term note principal balance was approximately $13.1 million and $22.4 million at June 30, 2023 and 2022, respectively. There were approximately 20.3 million of common shares outstanding at June 30, 2023 as compared to 8.7 million of common shares outstanding at June 30, 2022.

The estimates of net loss from continuing operations, cash, the note payable and outstanding shares are the Company’s preliminary estimates based on currently available information and they do not present all necessary information for an understanding of our financial condition as of June 30, 2023, or our results of operations for the twelve months ended June 30, 2022.

As the Company completes the process of its year-end financial close unaudited financial statements, it will be required to make significant judgments in a number of areas that may result in the estimates provided herein being different than the final financial information. The preliminary estimates have been prepared by and are the responsibility of our management.

The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to the preliminary estimates or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. The Company expects to complete our audited financial statements for the year ended June 30, 2023, and to file the related Annual Report on Form 10-K in a timely fashion. It is possible that the Company or its independent registered public accounting firm may identify items that require it to make adjustments to the preliminary estimates of net loss from continuing operations, cash, note payable and common shares outstanding set forth above and those changes could be material. The preliminary estimates are not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022, and its subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Forms 10-Q and 8-K.

Item 8.01 Other Information.

The following risk factors are provided to supplement the risk factors of the Company previously disclosed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022, December 31, 2022 and March 31, 2023.

Risks Related to the Purchase and Sale Agreement

There can be no assurance that the sale of the Property will be completed in a timely manner or at all. If the sale is not completed by December 31, 2023, it is unlikely iBio CDMO would have sufficient funding to pay the Term Loan with Woodforest for which we are a guarantor.

Although iBio CDMO has entered into a Purchase and Sale Agreement for the sale of the Property, there can be no assurance that the sale of the Property will be completed in a timely manner or at all. The closing of the sale is subject to several material conditions including: (i) Majestic Realty’s delivery to iBio CDMO and the Escrow Agent of written notice of its approval of the condition of the Property on or before 5:00 p.m. Central time on October 16, 2023; (ii) Majestic Realty obtaining the approval of The Board of Regents of the Texas A&M University System of Majestic Realty’s purchase from it of the fee interest in the Land on or before 5:00 p.m. Central time on November 13, 2023; and (iii) the delivery at closing by the title company of a title policy to Majestic Realty in the amount of the purchase price.  None of the mentioned closing conditions are within our control.

We cannot guarantee that these conditions will be satisfied. The conditions to the closing of the sale of the Property may not be fulfilled in a timely manner or at all, and, accordingly, the sale may not be completed. If the closing is not consummated prior to the December 31, 2023 maturity date of the Term Loan it is unlikely that we will have sufficient funds the repay the Term Loan on its maturity date, the outstanding balance of which is $12,688,817.05 as of September 15, 2023. The Company’s failure to make such payments when due could result in its loss of the Facility. Any action to proceed against the Company’s assets would likely have a serious disruptive effect on its business operations, especially if the Facility or its other assets were foreclosed upon or its guarantee were enforced.

Failure to complete the sale of the Property could negatively impact the stock price and the future business and financial results of the Company.

Majestic Realty’s obligations to complete the sale of the Property is subject to the satisfaction or waiver of a number of conditions set forth in the Purchase and Sale Agreement. There can be no assurance that the conditions to the completion of the sale will be satisfied or waived or that the sale will be completed. If the sale is not completed for any reason, the ongoing business of the Company may be materially and adversely affected and, without realizing any of the benefits of having completed the sale, the Company would be subject to a number of risks, including the following:

●	The Company may experience negative reactions from the financial markets, including negative impacts on the trading price of its common stock, which could affect its ability to secure sufficient financing in the future on attractive terms (or at all);
●	The Company will be required to pay its transaction-related expenses incurred in connection with the Purchase and Sale Agreement whether or not the sale is completed;
●	Matters related to the sale of the Property may require substantial commitments of time and resources by the Company’s management, which could otherwise have been devoted to other opportunities that may have been beneficial to the Company.

In addition, the Company could be subject to litigation related to any failure to complete the sale. If the sale of the Property is not completed, the Company cannot assure its stockholders that the risks described above will not materialize and will not materially and adversely affect the Company’s business, financial condition, financial results and common stock prices.

If the sale of the Property is not completed, The Company will have incurred substantial expenses without realizing the expected benefits of the sale.

The Company has incurred substantial expenses in connection with the negotiation and completion of the transactions contemplated by the Purchase and Sale Agreement. If the sale of the Property is not completed, the Company would have to recognize these expenses without realizing the expected benefits of the sale.

The unaudited pro forma financial information included as an exhibit to this Current Report on Form 8-K is for illustrative purposes and the Company’s actual financial position or results of operations after the anticipated sale may differ materially.

The unaudited pro forma financial information included as an exhibit to this Current Report on Form 8-K is presented for illustrative purposes only and is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the sale been completed on the dates indicated. The unaudited pro forma financial information reflects adjustments, which are based upon estimates. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial information does not reflect all costs that are expected to be incurred by the Company. Accordingly, the final accounting adjustments may differ materially from the pro forma information included as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(b) Filed herewith as Exhibit 99.1 are the unaudited Pro Form Condensed Consolidated Balance Sheet as of March 31, 2023. Unaudited Pro Form Condensed Statements of Operations for the Nine Months ended March 31, 2023 and Unaudited Pro Form Condensed Statements of Operations for the Year Ended June 30, 2022.

(d) Exhibits

Exhibit No.	Description
10.1†	Purchase and Sale Agreement, dated September 15, 2023, by and between iBio CDMO LLC and Majestic Realty Co.
10.2	Sixth Amendment, dated September 18, 2023, to the Credit Agreement by and between iBio CDMO LLC and Woodforest National Bank
99.1

Unaudited Pro Form Condensed Consolidated Balance Sheet as of March 31, 2023. Unaudited Pro Form Condensed Statements of Operations for the Nine Months ended March 31, 2023 and Unaudited Pro Form Condensed Statements of Operations for the Year Ended June 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

The Company has omitted certain portions of the Purchase and Sale Agreement in accordance with Item 601(b)(10) of Regulation S-K. The Company agrees to furnish unredacted copies of these Exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2023	IBIO, INC.

	By:	/s/ Marc A. Banjak
		Name:	Marc A. Banjak
		Title:	General Counsel and Corporate Secretary